UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2009

IDENTICA HOLDINGS CORPORATION

(Exact name of registrant as specified in its Charter)

Commission File No.: 333-137710

Nevada	56-2548271
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3825 Henderson Blvd., Suite 605A, Tampa, FL 33629

(Address of principal executive offices)

Issuer’s telephone number: (813) 579-3932

N/A

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Resignation of Michael D. Finn as Chief Financial Officer

Pursuant to a resignation letter submitted to the Company, Michael D. Finn resigned as the Company’s Chief Financial Officer with an effective date of July 14, 2009. Mr. Finn resigned in order to pursue a career in a different industry. In connection with his resignation, Mr. Finn did not have any disputes or disagreements with the Company. His resignation letter is attached hereto as an exhibit.

Appointment of Edward Foster as Chief Financial Officer

Concurrent with Mr. Finn’s resignation, Edward Foster, the Company’s Chief Executive Officer, was appointed by the Company’s Board of Directors to also serve as the Company’s Chief Financial Officer. Mr. Foster has been Chief Executive Officer of the Company since November 10, 2005 and has served as Chief Executive Officer of the Company’s subsidiary, Identica Canada Corp. since August 11, 2004. Since May 2004, he has served as the President and Chief Executive Officer of Faward Consulting Corp., a Florida executive management consulting corporation. From 1979 through the formation of Faward Consulting Corp., Mr. Foster provided executive consulting services to a number of large, medium, and start-up companies through his Ontario-based consulting firm, Faward Holdings Ltd.

During the past five years:

1.	Mr. Foster has not been the subject of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Mr. Foster has not been convicted in a criminal proceeding or been subject to a pending criminal proceeding.

3.	Mr. Foster has not been the subject of an order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

4.	Mr. Foster has not been the subject of an order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limited for more than 60 days his right to engage in any business, securities or banking activities, or to be associated with persons engaged in any such activity.

5.	Mr. Foster has not been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

6.	Mr. Foster has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

Exhibit No.	Date	Document
10.1	July 14, 2009	Resignation of Michael D. Finn as Chief Financial Officer*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDENTICA HOLDINGS CORPORATION
(Registrant)

Date: July 15, 2009	By:	/s/ Edward Foster
Edward Foster, Chief Executive Officer

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